Exhibit 99.1


FOR IMMEDIATE RELEASE
September 19, 2002

Contact: Ira P. Shepherd, III - President & Chief Executive Officer or Clyde A. McArthur - Principal Accounting Officer
                  (770) 631- 1114

Georgia Bancshares, Inc. announces stock split

Fayetteville, Georgia, September 19, 2002 - The Board of Directors of Georgia Bancshares, Inc. has declared a 25% (5 for 4) stock split payable on October 15, 2002 to shareholders of record on September 25, 2002. In announcing the event, President Pat Shepherd stated, "This stock split will increase our number of outstanding shares, which will help us to eventually increase the market for our common stock." The bank also plans to open its new 15,000 square foot corporate headquarters in October. Georgia Bancshares, Inc. (GABA) is the holding company for The Bank of Georgia, a community banking operation currently operating offices in Coweta and Fayette counties.

Statements contained in this press release that are not historical facts are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to, changes in general economic and business conditions and such other factors as are described in the company's filings with the Securities and Exchange Commission.

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